SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 and 15(d) of the
                      Securities Exchange Act of 1934

Date of Report:                                        July 16, 1996


                            A. T. CROSS COMPANY
          (Exact name of Registrant as specified in its charter)


        RHODE ISLAND                   1-6720              05-0126220
(State or other jurisdiction of     (Commission         (I.R.S. Employer
Incorporation of organization)       File Number)       Identification No.)

One Albion Road, Lincoln, Rhode Island  02865-3700
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code     (401) 333-1200

Item 4:  Changes in Registrant's Certifying Accountants

     At a meeting held on July 11, 1996 the Audit Committee of the Company's Board of Directors recommended, and the Board of Directors approved, the engagement of Deloitte & Touche LLP as its independent auditors for the year ending December 31, 1996 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective July 11, 1996. The appointment of Deloitte & Touche LLP as the Company's independent accountants for 1996 was effective upon the dismissal of Ernst & Young LLP, subject to the approval of the Company's Class B shareholders which was obtained on July 16, 1996.

     The reports of Ernst & Young LLP on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1995, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

     During the Company's two most recently completed years and through the present date, there have been no reportable events (as defined in item 304 of Regulation S-K) with Ernst & Young LLP and during such periods the Company has not consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7:  Financial Statements and Exhibits

  (c)  Exhibits

      (16) Letter of Ernst & Young LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304 (a)(3) of Regulation S-K.


                                 Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   A. T. Cross Company



                                   By:  MICHAEL EL-HILLOW
                                        Michael El-Hillow
                                        Vice President, Finance,
                                        Treasurer, Chief Financial Officer

                                   Dated:  July 16, 1996